Exhibit 7

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D
Under the Securities Exchange Act of 1934

BANCO FRANCÉS DEL RIO DE LA
PLATA, S.A.
(Name of Issuer)

ORDINARY SHARES
Ps.1 NOMINAL VALUE PER SHARE
(Title of Class of Securities)

05959110
(CUSIP Number)

RAYMOND SURGUY
Authorized Representative of Banco
Bilbao Vizcaya, S.A.
116 E. 55th Street
New York, New York 10022
(212) 826-1320
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

(Date of Event which Requires Filing of this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this statement because of Rule 13d-1(b)(3) or (4), check the following: [ ].

     Check the following box if a fee is being paid with this statement: [ ].

CUSIP No. 879382	SCHEDULE 13D	Page 2 of 8 Pages

1	NAME OF REPORTING PERSONS S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) ☐ (b) ☒
3	SEC USE ONLY
4	SOURCE OF FUNDS* WC
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Kingdom of Spain
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 137,538,624 Ordinary Shares
	8	SHARED VOTING POWER Not applicable.
	9	SOLE DISPOSITIVE POWER 137,538,624 Ordinary Shares
	10	SHARED DISPOSITIVE POWER Not applicable.
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 137,538,624 Ordinary Shares
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 65.61%
14	TYPE OF REPORTING PERSON* BK

*SEE INSTRUCTIONS BEFORE FILLING OUT!

SEC 1746 (9-88) 2 OF 7

     Banco Bilbao Vizcaya Argentaria, S.A., a Spanish corporation (“BBVA”, f/k/a Banco Bilbao Vizcaya, S.A.) hereby amends its Report on Schedule 13D, originally filed on October 17, 1996 (the “Schedule 13D”), as amended by Amendment No. 1 filed on December 23, 1996, Amendment No. 2 filed on January 24, 1997, Amendment No. 3 filed on April 30, 1997, Amendment No. 4 filed on November 21, 1997, and Amendment No. 5 filed on January 22, 1998, with respect to the purchase of Ordinary Shares, Ps. 1 nominal value per share (the “Ordinary Shares”) of Banco Francés del Rio de la Plata S.A., an Argentine corporation (the “Company”). Terms not otherwise defined herein have the meanings assigned to them in the Schedule 13D.

Item 2. Identity and Background

     The response set forth in Item 2 of the Schedule 13D is hereby deleted in its entirety and replaced by the following:

     This Schedule 13D is filed by Banco Bilbao Vizcaya Argentaria, S.A., a corporation (sociedad anónima) organized under the laws of the Kingdom of Spain (“BBVA”, f/k/a Banco Bilbao Vizcaya, S.A. (“Banco Bilbao Vizcaya”)).

     The address of the registered office of BBVA is Plaza de San Nicolás 4, 48005 Bilbao, Spain. The principal executive offices of BBVA are Paseo de la Castellana 81, Madrid, Spain and Gran Via 1, Bilbao, Spain. The name, business address, present principal occupation or employment, and citizenship of each director and executive officer of BBVA is set forth on Schedule A attached hereto.

     On January 28, 2000, pursuant to a statutory merger under Spanish law, Argentaria Caja Postal y Banco Hipotecario, S.A. (“Argentaria”) was merged with and into Banco Bilbao Vizcaya upon the registration of such merger in the Mercantile Registry of Vizcaya, Spain (the “Merger”). Pursuant to Spanish law, as a result of the Merger, all assets and liabilities of Argentaria were transferred to Banco Bilbao Vizcaya. Additionally, as a result of the Merger, Banco Bilbao Vizcaya changed its name to Banco Bilbao Vizcaya Argentaria, S.A.

     BBVA, which resulted from the merger of two of Spain’s leading financial institutions, provides a wide range of banking, financial and related activities in Spain and around the world in countries where it has offices or subsidiaries. BBVA’s primary lines of business include deposit-taking, lending, trade finance, securities underwriting, and brokerage and related financial services. Financial services offered by BBVA’s consolidated subsidiaries include lease and specialized financing, factoring, securities trading, securities brokerage, mortgage and consumer financing, venture capital and real estate development and management.

     During the last five years, none of BBVA, Banco Bilbao Vizcaya, Argentaria, or any person controlling any of them, and to the best of BBVA’s knowledge, no person listed on Schedule A attached hereto, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or

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administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Item 3. Source and Amount of Funds or Other Consideration

     The response set forth in Item 3 of the Schedule 13D is hereby amended and supplemented by adding the following information at the end thereto:

     Since the most recent amendment to this 13D filed on January 22, 1998, BBVA or Banco Bilbao Vizcaya, as the case may be, acquired through open market purchases an additional 39,819,203 Ordinary Shares representing 13.25% of the Company. These acquisitions were funded with internally generated funds.

Item 4. Purpose of Transaction

     Paragraph 2 of Item 4 is hereby amended to read:

     Except as set forth above, none of BBVA, any person controlling BBVA, or to the best of its knowledge, any of the persons named in Schedule A has any plan or proposals which relate to or would result in any of the transactions described in subparagraphs (a) through (j) of Item 4 of Schedule 13D.

     Notwithstanding the foregoing, BBVA, acting directly or through its subsidiaries, may in the future determine to acquire additional Shares of the Company or to dispose of Shares of the Company in the ordinary course of its business.

Item 5. Interest in Securities of the Issuer.

     The response set forth in Item 5(a) of the Schedule 13D is hereby amended and supplemented by adding the following information at the end thereto:

     As a result of its acquisition of Ordinary Shares of the Company through open market transactions, BBVA beneficially owns, for the purpose of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, approximately 137,538,624 Ordinary Shares, representing approximately 65.61% of the outstanding equity of the Company.

     Except as set forth in this Item 5(a), none of BBVA or any other person controlling BBVA beneficially owns any Shares.

     The response set forth in Item 5(b) of the Schedule 13D is hereby amended and supplemented by adding the following information at the end thereto:

     As a result of the transactions described above, BBVA may be deemed pursuant to Rule 13d-3 to have the power to vote or to direct the vote, or to dispose or direct the disposition of, approximately 137,538,624 Ordinary Shares.

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     The response set forth in Item 5(c) of the Schedule 13D is hereby amended and supplemented by adding the following information at the end thereto:

     During the past sixty days, BBVA and Banco Bilbao Vizcaya, as the case may be, purchased an aggregate of 2,580,000 Ordinary Shares of the Company in the open market. The total purchase price for these Ordinary Shares was US$19,509,960.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

     Item 6 is hereby amended and supplemented by adding the following information at the end thereto:

     Except as set forth in this Item 6, none of the persons named in Item 2 and, to the best of BBVA’s knowledge, none of the persons named in Schedule A hereto has any contracts, arrangements, understandings or relationships (legal or otherwise) with any persons with respect to any securities of the Company, including, but not limited to, transfers or voting of any securities, finder’s fees, joint ventures, loan or option arrangements, put or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

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SIGNATURE

     After reasonable inquiry and to the best knowledge and belief of the undersigned, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Date: February 22, 2000

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Raúl Santoro

	Name:	Raúl Santoro
	Title:	Authorized Representative
Banco Bilbao Vizcaya Argentaria, S.A.

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Schedule A

DIRECTORS AND EXECUTIVE OFFICERS OF
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

     The name and present principal occupation or employment of each of the directors and executive officers of Banco Bilbao Vizcaya Argentaria, S.A. are set forth below. All of the Directors and Executive Officers are citizens of Spain. The registered business address of each of the persons listed below is Plaza de San Nicolas 4, 48005 Bilbao, Spain.

Directors

Name	Principal Occupation

Emilio de Ybarra y Churruca	President
Francisco González Rodriguéz	President
Pedro Luis Uriarte Santamarina	Vice President
Gervasio Collar Zabaleta	Vice President
José Domingo Ampuero	Vice President
Jesús María Cainzos Fernández	Director
Eduardo Aguirre y Alonso Allende	Director
Juan Carlos Álvarez Mezquiriz	Director
Plácido Arango Arias	Director
Francisco Javier Aresti y Victoria de Lecea	Director
Ramón Bustamante y de la Mora	Director
José Caparrós Peréz	Director
Alfonso Cortina	Director
Juan Entrecanales Azcarate	Director
Oscar Fanjul Martín	Director
Ignacio Ferrero Jordi	Director
Javier Gálvez Montes	Director
Ramón de Icaca Zabálburu	Director
Luis Lezama Leguizamon	Director
José Llado Fernández Urrutia	Director
José Maldonado Ramos	Secretary
Gregorio Marañón y Bertrán de Lis	Director

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Enrique Medina Fernández	Director
Ricardo Muguruza Garteiz	Director
Antonio Patrón Pedrera	Director
Alejandro Royo-Villanova Payá	Director
José María San Martin Espinós	Director
José Angel Sanchez Asiaín	Director
Jaume Tomás Sabaté	Director
Juan Urrutia Elejalde	Director
Andres Vilarniño Maura	Director
Fernando de Ybarra Lopez-D.	Director
Luis María de Ybarra y Zubiria	Director

Executive Officers (who are not directors)

Name	Principal Occupation

José María Abril Pérez	General Manager
Luis Bastida Ibarguen	General Manager
José Luis Carranza Ortiz	General Manager
Javier Echenique Landiribar	General Manager
Mario Fernández Pelaz	General Manager
José Antonio Fernandez Rivero	General Manager
José Fonollosa García	General Manager
José Igancio Goirigolzarri Tellaeche	General Manager
José Ramón Guerediaga Mendiola	General Manager
Manuel Méndez del Río	General Manager
Federico Outón del Moral	General Manager
Gonzalo Trreros Ceballos	General Manager
Gregorio Villalabeitia Galarraga	General Manager

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